Exhibit 99.1

November 8, 2010

Mr. Jeffrey H. Fox

Suite 105

Little Rock, AR 72202

Re: Employment Offer

Dear Jeff:

This letter agreement (the “Agreement”) describes the terms and conditions of your employment with Convergys Corporation (the “Company”). This Agreement shall supersede the Prior Agreement (defined below) effective upon execution of this Agreement by you and the Company.

Position and Duties. Following the date hereof, you will (i) continue to be employed by the Company as President and Chief Executive Officer of the Company, with such authority, duties and responsibilities as are commensurate with such positions and as are customarily exercised by a person holding such positions in companies of the size and nature of the Company, (ii) report directly to the Board of Directors of the Company (the “Board”), (iii) serve as a member of the Board and (iv) perform your duties primarily in Little Rock, Arkansas, although you will be required to spend a substantial amount of working time in Cincinnati, Ohio.

Base Salary. Effective as of November 1, 2010, your annual base salary during your employment will consist of (i) $25,000.00 per month in cash, which equates to $300,000.00 on an annualized basis, payable in accordance with the Company’s usual payroll practices and (ii) 4,500 shares of the Company’s common stock per month (together with (i), the “Annual Base Salary”). The Annual Base Salary shall be reviewed for increase (but not decrease) at least annually by the Compensation Committee pursuant to its normal performance review policies for senior executives. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligations to you under this Agreement. Notwithstanding anything in any compensation and benefit plans, programs, policies, agreements or other arrangements of the Company and its affiliates to the contrary, the Annual Base Salary shall be considered to be annual base salary for all purposes of all compensation and benefit plans, programs, policies, agreements or other arrangements of the Company and its affiliates. The term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased or decreased.

Annual Incentive. You will be eligible to participate in the Company’s annual incentive plan (“AIP”), during each of 2011 and 2012, with the percentage achievement of your incentive based upon terms and conditions to be agreed with the Compensation Committee of the Board (the “Compensation Committee”). Your annual incentive target (“Annual Incentive Target”) for 2011 is equal to 100,000 shares of the Company’s common stock, with an opportunity to earn up to 200,000 shares of the Company’s common stock, to be granted to you at the same time as annual bonuses are paid to senior executives of the Company generally, but in no event later than two and a half months after the end of the performance period (the “Annual Bonus”). Notwithstanding anything in any compensation and benefit plans, programs, policies, agreements or other arrangements of the Company and its affiliates to the contrary, the Annual Bonus shall be considered to be an annual bonus for all purposes of all compensation and benefit plans, programs, policies, agreements or other arrangements of the Company and its affiliates.

2010 Performance Based Grant. Within five (5) days following the date hereof, you will be granted 100,000 shares of the Company’s common stock, which shall vest in full immediately.

Inducement Grant. You will continue to vest in the inducement grant of 84,000 restricted stock units based on the Company’s common stock granted to you under the letter agreement between you and the Company dated as of February 9, 2010 (the “Prior Agreement”).

2011 Long Term Incentive Compensation. For fiscal year 2011, you will be awarded long term incentive compensation with a target value of $3,030,000 in accordance with the terms and conditions of the Convergys Corporation Long-Term Incentive Plan (LTIP) (the “2011 LTIP Award”). All such awards shall be delivered to you on the same terms and conditions as long term incentive compensation awards granted to other senior executives of the Company in accordance with the terms of the Company’s LTIP, as determined by the Compensation Committee; provided, that, notwithstanding anything to the contrary in the LTIP or the 2011 LTIP Award, in the event of a termination by the Company without Cause or a resignation by you for Good Reason (each as defined below), you will receive pro-rata vesting of your 2011 LTIP Award.

Other Compensation and Benefit Plans. You and/or your family, as the case may be, will be eligible to participate in any and all other compensation and benefits plans, programs, policies and other arrangements of the Company and its subsidiaries to the same extent as provided generally to similarly situated executives of the Company. You will be entitled to not less than four (4) weeks of paid vacation per year and, subject to the immediately following paragraph, the Company will promptly reimburse you for all reasonable business expenses incurred by you in accordance with the Company’s expense reimbursement policies in the performance of your duties to the Company; provided, however, that (i) the amount of expenses eligible for reimbursement in any given calendar year shall not affect the expenses that the Company is obligated to reimburse in any other calendar year, and (ii) in no event shall the Company’s obligations to make such reimbursements or to provide such in-kind benefits apply later than your remaining lifetime (or, if longer, through the sixth (6th) anniversary of the date hereof).

Personal Aircraft Use. The Company shall reimburse you for reasonable use of your personal aircraft at a rate of $2500.00 per hour for business travel expenses. Each month you shall submit a report to the Compensation Committee that describes your use of personal aircraft for business so that the Compensation Committee may review such usage for reasonableness. Discussions between you and the Compensation Committee shall determine what constitutes reasonable usage. The Compensation Committee shall make reimbursements on a regular basis.

Severance. You shall participate in the Company’s Severance Pay Plan or its successor, as it may be amended from time to time (the “Severance Pay Plan”), provided that, notwithstanding anything in the Severance Pay Plan to the contrary, if prior to January 31, 2013 or during the two (2) year period following a change of control (as defined in the Severance Pay

Plan in effect as of the date hereof) that occurs prior to January 31, 2013, your employment is terminated by the Company without Cause (as defined below) or you resign for Good Reason (as defined below), you will receive severance benefits in amounts and on terms and conditions that are no less favorable than under the Severance Pay Plan upon a termination without “cause” as of the date hereof, as listed in Schedule A of Section 4 of the Severance Pay Plan, except that the Severance Pay Plan will be amended to provide that the severance multiple for you will be no greater than “two” times your Annual Base Salary and Annual Incentive Target and that the gross-up on the “golden parachute” excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, will be eliminated. In addition, notwithstanding any provision of the Severance Pay Plan to the contrary, upon a termination without Cause or a resignation for Good Reason, you will receive, subject to your execution and non-revocation of a release, (i) a pro-rated Annual Bonus based on actual performance for the calendar year of termination and (ii) pro rata vesting of the 2011 LTIP Award. Notwithstanding any provision of the Severance Pay Plan to the contrary, you shall also be entitled to (i) any earned but unpaid Annual Base Salary through the date of termination, (ii) accrued but unused vacation and sick days through the date of termination, (iii) Annual Bonuses for any years completed prior to the date of termination that have been earned but unpaid and (iv) all other accrued and vested but unpaid benefits, as soon as practicable under the terms and conditions of the applicable plan, program or arrangement. The release to be used for you under the Company’s Severance Pay Plan and for purposes of the pro rata bonus and 2011 LTIP Award shall be the release attached as Exhibit A.

You shall be under no obligation to seek other employment or take any other action by way of mitigation of the amounts payable, or benefits provided, to you under any of the provisions of this Agreement. The Company’s obligation to make the payments, and provide the benefits, under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off or counterclaim against you. “Cause” shall mean you have engaged in any of the following: (A) willful misconduct or gross negligence in the performance of any of your duties to the Company, which would reasonably be expected to result in a material liability to the Company; (B) intentional failure or refusal to perform reasonably and lawfully assigned duties; (C) any indictment for, conviction of, or plea of guilty or nolo contendere to, (1) any felony or (2) any crime (whether or not a felony) involving fraud, theft, breach of trust or similar acts; or (D) any willful failure to comply with any material written rules, regulations, policies or procedures of the Company. If the Company terminates your employment for Cause, the Company shall provide written notice to you of that fact on or before the termination of employment and you shall have 30 days to cure after which time, if the condition is uncured, the Company shall have the right to terminate you for Cause. “Good Reason” shall mean (A) a material breach by the Company of any provision of this Agreement; (B) a reduction in your title as Chief Executive Officer of the Company, (C) a material reduction in your base salary, a material breach of the incentive compensation provisions of this Agreement or the failure to pay you your base salary or earned incentive compensation amounts or, except for across-the-board reductions that apply to senior executives generally, a material reduction in your aggregate level of benefits or the failure to provide you with any such benefits, (D) a material diminution to your authorities, duties, responsibilities or reporting relationships or the assignment to you of duties that are materially inconsistent with your position under this Agreement, and (E) the relocation of your principal place of business outside of Little Rock, Arkansas or anywhere other than the Company’s headquarters and principal executive offices located in Cincinnati, Ohio, provided that, no severance payments will be made following your resignation due to the occurrence of the events described in clauses (A) through (E) unless following such breach, (x) you notify the Company, in writing ,within 60 days of the occurrence of such breach, (y) the Company fails to cure such event within 30 days after receipt of such written notice, and (z) you resign within 60 days of the conclusion of such cure period.

No Compensation for Board Service. You agree that while you serve as an employee of the Company, you shall receive no additional compensation for your service on the Board.

Tax Withholding. The Company may withhold from any amounts payable to you under this Agreement such United States federal, state or local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

Section 4999 Tax. The Company will amend the Severance Pay Plan as applied to you to (A) eliminate the gross-up provision for any taxes imposed under Section 4999 of the Internal Revenue Code of 1986, as amended and (B) provide that your “parachute payments” within the meaning of Section 280G of the Code will be reduced such that you are not subject to the taxes imposed under Section 4999 of the Code or you will be entitled to retain all such payments and pay any such taxes, whichever would place you in a better after-tax position.

Indemnification/D&O. You, your heirs and representatives will be provided with indemnification (and advancement of fees and expenses), and will be held harmless by the Company, for your service as a director, officer and employee of the Company and its affiliates to the maximum extent permitted by law and will be provided with directors and officers insurance on the same basis as other directors and officers of the Company.

Resignation. You agree to give the Company 30 days’ advance, written notice of your decision to resign. The terms of this Agreement will terminate automatically effective as of your date of resignation.

Resolution of Disputes. Any disputes between you and the Company or its officers or agents regarding termination, change in position, an intentional tort, or harassment, retaliation, or discrimination based on local, state, or federal law will be subject to confidential, final and binding arbitration in Cincinnati, Ohio in accordance with the Federal Arbitration Act and/or applicable Ohio law and, to the extent not specified here, AAA rules. You and the Company waive all rights to a judge or jury trial in court, although you are permitted to file a charge with, and/or assist, an administrative agency like the Equal Employment Opportunity Commission. A claim must be made within six months of a party’s knowledge of the disputed matter or it is waived, and remedies are actual, compensatory, liquidated, and punitive damages, and attorney fees, but do not include reinstatement or promotion (for which front pay may be awarded instead). The Company will pay the arbitrator’s fees and expenses, but each party is responsible for their own attorneys’ fees, costs of witnesses, and evidence. Each side will limit discovery to two depositions, except that the arbitrator may permit additional discovery. Judgment upon the arbitration award may be entered in state or federal court.

Effect of Termination. A termination of this Agreement will not affect the rights and obligations of the parties under this Agreement, the terms of which will survive termination of this Agreement. This Agreement shall be binding on the Company and its successors and assigns and shall run in favor of, and be enforceable by, your personal or legal representatives, executors, estate, successors and heirs.

Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code or an exception or exclusion therefrom and shall in all respects be administered in accordance with Section 409A of the Code. Severance payments are intended to be excluded from coverage under Section 409A of the Code. In the event that such payments are deemed to be “nonqualified deferred compensation” for purposes of Section 409A of the Code and you are a “specified employee” within the meaning of Section 409A of the Code, severance amounts that would otherwise be payable during the six-month period immediately following your date of termination of employment shall instead be paid on the first business day after the date that is six months following such date. Each payment hereunder shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may you, directly or indirectly, designate the calendar year of any payment to be made hereunder. The Company and you shall cooperate to ensure that the date of termination of employment coincides with the date of your “separation from service” within the meaning of Section 409A of the Code, to the extent necessary for purposes of compliance with Section 409A of the Code.

All reimbursements and in-kind benefits provided hereunder that constitute deferred compensation within the meaning of Section 409A of the Code shall be made or provided in accordance with the requirements of Section 409A of the Code.

To the extent permitted by the applicable Treasury Regulations, the Company may, in consultation with you, modify the terms hereof, in the least restrictive manner necessary and without any material diminution in the value of your rights, in order to cause the provisions hereof to comply with the requirements of Section 409A of the Code, so as to avoid the imposition of taxes and penalties on you pursuant to Section 409A of the Code. In no event shall the Company have any liability for taxes or other penalties imposed on you under Section 409A.

Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements. In the event of any inconsistency between any provision of this Agreement and any provision of any other plan, program, agreement or other arrangement of the Company, the provisions of this Agreement will control (including, without limitation, any terms in the Severance Pay Plan (including, but not limited to, the requirement to execute a release under Sections 3.3, which shall instead be covered by the requirement to execute the release attached as Exhibit A, the second sentence of Section 3.4, Section 4.2 and Section 6.1) and definitions of “cause” and “good reason”).

Governing Law and Employment “At Will”. Your employment will be governed by Ohio law, without reference to principles of conflict of laws. You also acknowledge you are an employee “at will” under Ohio law.

Please indicate your acceptance of these terms by signing below and returning a copy to me.

Both you and the Company have had sufficient time to review and consider this letter before signing below.

Very truly yours,

/s/ Philip A. Odeen
Name: Philip A. Odeen
Title: Chairman of the Board

Accepted and agreed:

/s/ Jeffrey H. Fox
Jeffrey H. Fox
Date:	November 8, 2010